Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Announces Second Quarter 2026 Results

●	Grew Asset-Based revenue and improved Asset-Based profitability, with sequential margin expansion ahead of typical seasonality
●	Grew Asset-Light revenue and volumes while maintaining cost discipline and improving productivity
●	Advanced strategic priorities with the successful launch of ArcBest View™ and continued execution on operating efficiency initiatives

FORT SMITH, Arkansas, July 29, 2026 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, announced financial results for the second quarter ended June 30, 2026.

Second quarter 2026 revenue totaled $1.2 billion, compared to $1.0 billion in the prior-year period. Net loss was $13.8 million, or $0.62 per diluted share, versus net income of $25.8 million, or $1.12 per diluted share, in the second quarter of 2025.

On a non-GAAP basis, net income was $53.6 million, or $2.38 per diluted share, compared to $31.2 million, or $1.36 per diluted share, in the prior year. Non-GAAP results exclude the impairment and restructuring charges associated with the restructuring plan announced on July 16, 2026, as well as other items described in the attached non-GAAP reconciliation tables.

“Our second-quarter performance reflects disciplined execution, a more constructive operating environment and the value customers are gaining from our integrated logistics solutions,” said Seth Runser, ArcBest President and CEO. “We grew revenue and improved operating performance while continuing to invest in capabilities that make complex supply chains easier to manage. The launch of ArcBest View™ marks an important step in that journey, and our continued progress on pricing, cost management, efficiency and productivity initiatives positions us to deliver sustainable, profitable growth.”

Results of Operations Comparisons

Asset-Based

Second Quarter 2026 Versus Second Quarter 2025

●	Revenue of $783.7 million compared to $713.3 million, a per-day increase of 9.9 percent
●	Tonnage per day increase of 4.9 percent
●	Shipments per day decrease of 2.8 percent
●	Billed revenue per shipment increase of 12.5 percent
●	Billed revenue per hundredweight increase of 4.2 percent
●	Weight per shipment increase of 8.0 percent
●	Operating income of $74.3 million and an operating ratio of 90.5 percent, compared to $51.0 million and 92.8 percent
●	On a non-GAAP basis, operating income of $72.3 million and an operating ratio of 90.8 percent, compared to $51.0 million and 92.8 percent

Tonnage growth was driven by higher weight per shipment, reflecting a continued shift in freight profile, partially offset by fewer shipments per day. Revenue per shipment benefited from the heavier freight profile and a higher revenue per hundredweight, largely reflecting higher fuel surcharge revenue. Excluding fuel surcharge, revenue per hundredweight was flat.

Customer contract renewals and deferred pricing agreements averaged a 5.8 percent increase during the second quarter, and LTL industry pricing remains rational.

Operating expenses increased due to annual union wage adjustments, increased fuel prices and purchased transportation costs, and higher equipment depreciation.

On a sequential basis, second quarter daily revenue was up 17.8 percent compared to the first quarter. Tonnage per day increased 9.8 percent, driven by a 6.5 percent increase in weight per shipment and a 3.1 percent increase in daily shipments. Billed revenue per shipment increased 13.5 percent due to the heavier freight profile and a 6.5 percent increase in revenue per hundredweight, driven by higher fuel surcharge revenue and improved pricing. Excluding fuel surcharge, revenue per hundredweight improved by low single digits. The non-GAAP operating ratio decreased by 650 basis points, outperforming typical seasonality, due to higher fuel surcharge revenue, disciplined execution on pricing initiatives, and continued progress on cost optimization, network efficiency, and technology-driven productivity initiatives.

Asset-Light

Second Quarter 2026 Versus Second Quarter 2025

●	Revenue of $438.7 million compared to $341.9 million, a per-day increase of 28.3 percent
●	Shipments per day increase of 14.6 percent
●	Revenue per shipment increase of 12.0 percent
●	Purchased transportation expense was 86.5 percent of revenue compared to 84.4 percent
●	Operating loss of $31.3 million compared to operating income of $0.6 million
●	On a non-GAAP basis, operating income of $6.3 million compared to $1.1 million
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in the attached non-GAAP reconciliation tables, of $7.0 million compared to $2.5 million

Revenue increased primarily due to higher shipment volumes, led by Managed. Revenue per shipment also increased, reflecting higher fuel prices and a tightening capacity environment. Revenue growth, combined with disciplined cost management and productivity improvements, drove improved non-GAAP operating income compared to the prior year.

Compared sequentially to the first quarter, second quarter daily revenue increased 14.3 percent, reflecting a 14.4 percent increase in revenue per shipment and flat shipments per day. Revenue growth, cost management and productivity improvements resulted in improved non-GAAP operating income compared to the previous quarter.

Conference Call

ArcBest will host a conference call with company executives to discuss its quarterly results today, Wednesday, July 29, 2026, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties may listen by dialing (800) 715-9871 and entering conference ID 6423434, or by accessing the webcast on ArcBest’s website at arcb.com. Presentation slides to accompany the call are included in Exhibit 99.3 of the Form 8-K filed on July 29, 2026, will be available for download on the company’s website prior to the start of the call, and will be included in the webcast. A replay of the call will be available through August 12, 2026, by dialing (800) 770-2030 and entering conference ID 6423434. The webcast replay will also be accessible on ArcBest’s website.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 14,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company continues to invest in purpose-built technology such as ArcBest View™, its digital logistics platform that brings quoting, booking, shipment visibility and reporting into one connected experience. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data breaches, cybersecurity incidents, and/or interruptions or failures of our information systems that we depend on, including software programs and applications provided by third parties; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from multiple large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of future acquisitions and the inability to realize the anticipated benefits of the acquisition; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; failure to achieve market acceptance or generate adequate returns through our Vaux® technologies; establishing and maintaining adequate internal controls over financial reporting; disruptions in domestic or global manufacturing activity, supply chains, and related changes in spending, resulting in material reductions in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, public health crises, geopolitical conflicts, acts of terrorism or war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2026	2025	2026	2025

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,184,533	$1,022,256	$2,183,319	$1,989,333

OPERATING EXPENSES	1,205,156	984,947	2,200,512	1,945,394

OPERATING INCOME (LOSS)	(20,623)	37,309	(17,193)	43,939

OTHER INCOME (COSTS)
Interest and dividend income	906	1,037	1,582	2,187
Interest and other related financing costs	(3,391)	(2,956)	(7,679)	(5,711)
Other, net	2,152	578	1,000	(273)
	(333)	(1,341)	(5,097)	(3,797)

INCOME (LOSS) BEFORE INCOME TAXES	(20,956)	35,968	(22,290)	40,142

INCOME TAX PROVISION (BENEFIT)	(7,132)	10,159	(7,429)	11,202

NET INCOME (LOSS)	$(13,824)	$25,809	$(14,861)	$28,940

EARNINGS PER COMMON SHARE
Basic	$(0.62)	$1.12	$(0.67)	$1.25
Diluted	$(0.62)	$1.12	$(0.67)	$1.25

AVERAGE COMMON SHARES OUTSTANDING
Basic	22,348,772	22,944,228	22,344,449	23,070,812
Diluted	22,348,772	23,008,707	22,344,449	23,146,609

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2026	2025
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$145,851	$102,030
Short-term investments	22,580	22,204
Accounts receivable, less allowances (2026 - $8,884; 2025 - $7,763)	453,782	370,969
Other accounts receivable, less allowances (2026 - $713; 2025 - $656)	9,206	26,295
Prepaid expenses	38,748	49,399
Prepaid and refundable income taxes	27,483	45,405
Other	8,836	9,761
TOTAL CURRENT ASSETS	706,486	626,063

PROPERTY, PLANT AND EQUIPMENT
Land and structures	574,861	566,071
Revenue equipment	1,212,564	1,201,386
Service, office, and other equipment	312,336	363,340
Software	191,444	190,673
Leasehold improvements	43,349	41,531
	2,334,554	2,363,001
Less allowances for depreciation and amortization	1,242,195	1,219,564
PROPERTY, PLANT AND EQUIPMENT, net	1,092,359	1,143,437

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, net	37,716	69,391
OPERATING RIGHT-OF-USE ASSETS	215,292	220,157
DEFERRED INCOME TAXES	16,770	9,303
OTHER LONG-TERM ASSETS	78,909	79,558
TOTAL ASSETS	$2,452,285	$2,452,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$198,228	$154,487
Income taxes payable	8,811	—
Accrued expenses	391,794	378,125
Current portion of long-term debt	94,484	87,882
Current portion of operating lease liabilities	36,263	36,394
TOTAL CURRENT LIABILITIES	729,580	656,888

LONG-TERM DEBT, less current portion	121,065	135,974
OPERATING LEASE LIABILITIES, less current portion	207,947	204,333
POSTRETIREMENT LIABILITIES, less current portion	13,700	13,696
DEFERRED INCOME TAXES	80,898	111,580
OTHER LONG-TERM LIABILITIES	31,502	34,470

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2026: 30,579,951 shares; 2025: 30,489,886 shares	306	305
Additional paid-in capital	338,861	338,083
Retained earnings	1,464,152	1,484,378
Treasury stock, at cost, 2026: 8,232,856 shares; 2025: 8,140,368 shares	(534,777)	(526,606)
Accumulated other comprehensive loss	(949)	(439)
TOTAL STOCKHOLDERS’ EQUITY	1,267,593	1,295,721
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,452,285	$2,452,662

Note: The balance sheet at December 31, 2025 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2026	2025

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income (loss)	$(14,861)	$28,940
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	83,929	74,490
Amortization of intangibles	5,056	6,400
Share-based compensation expense	4,720	6,162
Provision for losses on accounts receivable	2,257	1,402
Change in deferred income taxes	(37,989)	(187)
(Gain) loss on sale of property and equipment	(1,784)	42
Asset impairment charges	85,266	—
Change in fair value of contingent consideration	—	(2,650)
Changes in operating assets and liabilities:
Receivables	(68,517)	3,866
Prepaid expenses	10,651	9,744
Other assets	(2,315)	(1,396)
Income taxes	26,652	9,130
Operating right-of-use assets and lease liabilities, net	(15)	(11,421)
Accounts payable, accrued expenses, and other liabilities	45,229	(39,486)
NET CASH PROVIDED BY OPERATING ACTIVITIES	138,279	85,036

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(22,388)	(42,007)
Proceeds from sale of property and equipment	6,095	6,142
Proceeds from sale of short-term investments	—	5,236
Capitalization of internally developed software	(7,275)	(6,268)
Other investing activities	—	1,075
NET CASH USED IN INVESTING ACTIVITIES	(23,568)	(35,822)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	25,000
Payments on long-term debt	(52,679)	(35,526)
Net change in book overdrafts	(717)	(2,021)
Deferred financing costs	(17)	(19)
Payment of common stock dividends	(5,365)	(5,543)
Purchases of treasury stock	(8,171)	(41,737)
Payments for tax withheld on share-based compensation	(3,941)	(1,938)
NET CASH USED IN FINANCING ACTIVITIES	(70,890)	(61,784)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	43,821	(12,570)
Cash and cash equivalents at beginning of period	102,030	127,444
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$145,851	$114,874

NONCASH INVESTING ACTIVITIES
Equipment financed	$44,372	$62,791
Accruals for equipment received	$10,186	$14,586
Lease liabilities arising from obtaining right-of-use assets	$22,228	$41,978

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2026		2025		2026		2025

	(Unaudited)
	($ thousands, except percentages)
REVENUES
Asset-Based	$783,671		$713,312		$1,438,678		$1,359,606
Asset-Light	438,705		341,922		816,451		697,934
Other and eliminations	(37,843)		(32,978)		(71,810)		(68,207)
Total consolidated revenues	$1,184,533		$1,022,256		$2,183,319		$1,989,333

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$374,101	47.7%	$365,929	51.3%	$729,240	50.7%	$710,070	52.2%
Fuel, supplies, and expenses	97,832	12.4	79,834	11.2	179,417	12.4	157,476	11.6
Operating taxes and licenses	14,136	1.8	13,845	1.9	28,604	2.0	26,957	2.0
Insurance	16,505	2.1	17,653	2.5	32,574	2.3	35,616	2.6
Communications and utilities	5,270	0.7	5,150	0.7	11,029	0.8	10,960	0.8
Depreciation and amortization	36,632	4.7	31,664	4.4	72,843	5.0	62,254	4.6
Rents and purchased transportation	90,112	11.5	76,198	10.7	158,772	11.0	143,359	10.6
Shared services	74,352	9.5	69,868	9.8	133,516	9.3	132,311	9.7
Restructuring charges(1)	953	0.1	—	—	953	0.1	—	—
Gain on sale of property and equipment(2)	(2,496)	(0.3)	(159)	—	(2,352)	(0.2)	(136)	—
Other	2,022	0.3	2,301	0.3	2,353	0.2	3,293	0.2
Total Asset-Based	709,419	90.5%	662,283	92.8%	1,346,949	93.6%	1,282,160	94.3%

Asset-Light
Purchased transportation	$379,313	86.5%	$288,580	84.4%	$704,984	86.3%	$593,194	85.0%
Salaries, wages, and benefits	29,095	6.6	25,629	7.5	51,840	6.4	51,178	7.3
Supplies and expenses	1,670	0.4	1,739	0.5	3,119	0.4	3,478	0.5
Depreciation and amortization(3)	3,881	0.9	4,605	1.4	7,891	1.0	9,223	1.3
Shared services	13,925	3.1	18,594	5.4	32,694	4.0	36,575	5.3
Asset impairment charges(4)	34,503	7.9	—	—	34,503	4.2	—	—
Restructuring charges(1)	712	0.2	—	—	712	0.1	—	—
Contingent consideration(5)	—	—	(2,650)	(0.8)	—	—	(2,650)	(0.4)
Other	6,954	1.5	4,834	1.4	11,825	1.4	10,725	1.5
Total Asset-Light	470,053	107.1%	341,331	99.8%	847,568	103.8%	701,723	100.5%

Other and eliminations(6)	25,684		(18,667)		5,995		(38,489)
Total consolidated operating expenses	$1,205,156	101.7%	$984,947	96.4%	$2,200,512	100.8%	$1,945,394	97.8%

OPERATING INCOME (LOSS)
Asset-Based	$74,252		$51,029		$91,729		$77,446
Asset-Light	(31,348)		591		(31,117)		(3,789)
Other and eliminations(6)	(63,527)		(14,311)		(77,805)		(29,718)
Total consolidated operating income (loss)	$(20,623)		$37,309		$(17,193)		$43,939

1)	Restructuring charges relate to realignment of the Company’s organizational structure as previously announced.
2)	The 2026 periods include a net gain of $2.9 million on the sale of a service center during second quarter 2026.
3)	Includes amortization of intangibles associated with acquired businesses.
4)	Represents noncash asset impairment charges of $25.7 million to write off the Panther trade name in connection with a strategic brand consolidation decision within Asset-Light’s operations and an $8.8 million lease-related impairment charge associated with office space.
5)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The Company reduced the contingent consideration for the MoLo acquisition to zero in second quarter 2025, reflecting the probability of no earnout payment based on projections of adjusted earnings before interest, taxes, depreciation, and amortization for 2025.
6)	Includes $0.5 million in restructuring charges and $50.8 million in asset impairment charges related to the write-off of certain freight movement system assets associated with Vaux for the 2026 periods. “Other” also includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, costs related to our customer pilot offering of Vaux, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures and ratios utilized internally to assess core performance offer analysts, investors, and others insights into performance trends by excluding items from operating results that management believes do not reflect our core operating performance. Our calculations may not be comparable to similarly titled measures of other companies as other companies may calculate non-GAAP measures differently. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative or a better measurement than operating income (loss), net income (loss) or earnings per share, as determined under GAAP, which are the most directly comparable measures for the periods presented.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2026	2025	2026	2025

ArcBest Corporation — Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income (Loss)
Amounts on GAAP basis	$(20,623)	$37,309	$(17,193)	$43,939
Innovative technology costs, pre-tax(1)	7,528	7,123	14,977	14,636
Purchase accounting amortization, pre-tax(2)	2,457	3,192	5,043	6,384
Asset impairment charges, pre-tax(3)	85,266	—	85,266	—
Restructuring charges, pre-tax(4)	2,173	—	2,173	—
Gain on sale of property, pre-tax(5)	(2,910)	—	(2,910)	—
Change in fair value of contingent consideration, pre-tax(6)	—	(2,650)	—	(2,650)
Non-GAAP amounts	$73,891	$44,974	$87,356	$62,309

Net Income (Loss)
Amounts on GAAP basis	$(13,824)	$25,809	$(14,861)	$28,940
Innovative technology costs, after-tax (includes related financing costs)(1)	5,709	5,428	11,358	11,152
Purchase accounting amortization, after-tax(2)	1,853	2,398	3,804	4,796
Asset impairment charges, after-tax(3)	64,209	—	64,209	—
Restructuring charges, after-tax(4)	1,634	—	1,634	—
Gain on sale of property, after-tax(5)	(2,184)	—	(2,184)	—
Change in fair value of contingent consideration, after-tax(6)	—	(1,991)	—	(1,991)
Changes in cash surrender value and gains on life insurance policies	(2,500)	(1,428)	(1,823)	(741)
Tax expense (benefit) from vested RSUs	(1,320)	995	(1,409)	992
Non-GAAP amounts	$53,577	$31,211	$60,728	$43,148

Diluted Earnings Per Share(7)
Amounts on GAAP basis	$(0.62)	$1.12	$(0.67)	$1.25
Innovative technology costs, after-tax (includes related financing costs)(1)	0.25	0.24	0.51	0.48
Purchase accounting amortization, after-tax(2)	0.08	0.10	0.17	0.21
Asset impairment charges, after-tax(3)	2.86	—	2.86	—
Restructuring charges, after-tax(4)	0.07	—	0.07	—
Gain on sale of property, after-tax(5)	(0.10)	—	(0.10)	—
Change in fair value of contingent consideration, after-tax(6)	—	(0.09)	—	(0.09)
Changes in cash surrender value and gains on life insurance policies	(0.11)	(0.06)	(0.08)	(0.03)
Tax expense (benefit) from vested RSUs	(0.06)	0.04	(0.06)	0.04
Non-GAAP amounts(8)	$2.38	$1.36	$2.70	$1.86

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

	Three Months Ended				Six Months Ended
	June 30				June 30
	2026		2025		2026		2025

Segment Operating Income (Loss) Reconciliations	(Unaudited) ($ thousands, except percentages)

Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$74,252	90.5%	$51,029	92.8%	$91,729	93.6%	$77,446	94.3%
Restructuring charges, pre-tax(4)	953	(0.1)	—	—	953	(0.1)	—	—
Gain on sale of property, pre-tax(5)	(2,910)	0.4	—	—	(2,910)	0.2	—	—
Non-GAAP amounts(8)	72,295	90.8%	$51,029	92.8%	89,772	93.8%	$77,446	94.3%

Asset-Light Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$(31,348)	107.1%	$591	99.8%	$(31,117)	103.8%	$(3,789)	100.5%
Purchase accounting amortization, pre-tax(2)	2,457	(0.6)	3,192	(0.9)	5,043	(0.6)	6,384	(0.9)
Asset impairment charges, pre-tax(3)	34,503	(7.9)	—	—	34,503	(4.2)	—	—
Restructuring charges, pre-tax(4)	712	(0.2)	—	—	712	(0.1)	—	—
Change in fair value of contingent consideration, pre-tax(6)	—	—	(2,650)	0.8	—	—	(2,650)	0.4
Non-GAAP amounts(8)	$6,324	98.6%	$1,133	99.7%	$9,141	98.9%	$(55)	100.0%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(63,527)		$(14,311)		$(77,805)		$(29,718)
Innovative technology costs, pre-tax(1)	7,528		7,123		14,977		14,636
Asset impairment charges, pre-tax(3)	50,763		—		50,763		—
Restructuring charges, pre-tax(4)	508		—		508		—
Non-GAAP amounts	$(4,728)		$(7,188)		$(11,557)		$(15,082)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended June 30, 2026
	Operating	Other	Income (Loss)	Income	Net
	Income	Income	Before Income	Tax Provision	Income
	(Loss)	(Costs)	Taxes	(Benefit)	(Loss)	Tax Rate(9)
Amounts on GAAP basis	$(20,623)	$(333)	$(20,956)	$(7,132)	$(13,824)	(34.0)%
Innovative technology costs(1)	7,528	63	7,591	1,882	5,709	24.8
Purchase accounting amortization(2)	2,457	—	2,457	604	1,853	24.6
Asset impairment charges(3)	85,266	—	85,266	21,057	64,209	24.7
Restructuring charges(4)	2,173	—	2,173	539	1,634	24.8
Gain on sale of property(5)	(2,910)	—	(2,910)	(726)	(2,184)	(24.9)
Changes in cash surrender value and gains on life insurance policies	—	(2,500)	(2,500)	—	(2,500)	—
Tax benefit from vested RSUs	—	—	—	1,320	(1,320)	—
Non-GAAP amounts	$73,891	$(2,770)	$71,121	$17,544	$53,577	24.7%

	Six Months Ended June 30, 2026
	Operating	Other	Income (Loss)	Income	Net
	Income	Income	Before Income	Tax Provision	Income
	(Loss)	(Costs)	Taxes	(Benefit)	(Loss)	Tax Rate(9)
Amounts on GAAP basis	$(17,193)	$(5,097)	$(22,290)	$(7,429)	$(14,861)	(33.3)%
Innovative technology costs(1)	14,977	125	15,102	3,744	11,358	24.8
Purchase accounting amortization(2)	5,043	—	5,043	1,239	3,804	24.6
Asset impairment charges(3)	85,266	—	85,266	21,057	64,209	24.7
Restructuring charges(4)	2,173	—	2,173	539	1,634	24.8
Gain on sale of property(5)	(2,910)	—	(2,910)	(726)	(2,184)	(24.9)
Changes in cash surrender value and gains on life insurance policies	—	(1,823)	(1,823)	—	(1,823)	—
Tax benefit from vested RSUs	—	—	—	1,409	(1,409)	—
Non-GAAP amounts	$87,356	$(6,795)	$80,561	$19,833	$60,728	24.6%

	Three Months Ended June 30, 2025
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(9)
Amounts on GAAP basis	$37,309	$(1,341)	$35,968	$10,159	$25,809	28.2%
Innovative technology costs(1)	7,123	94	7,217	1,789	5,428	24.8
Purchase accounting amortization(2)	3,192	—	3,192	794	2,398	24.9
Change in fair value of contingent consideration(6)	(2,650)	—	(2,650)	(659)	(1,991)	(24.9)
Changes in cash surrender value and gains on life insurance policies	—	(1,428)	(1,428)	—	(1,428)	—
Tax expense from vested RSUs	—	—	—	(995)	995	—
Non-GAAP amounts	$44,974	$(2,675)	$42,299	$11,088	$31,211	26.2%

	Six Months Ended June 30, 2025
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(9)
Amounts on GAAP basis	$43,939	$(3,797)	$40,142	$11,202	$28,940	27.9%
Innovative technology costs(1)	14,636	193	14,829	3,677	11,152	24.8
Purchase accounting amortization(2)	6,384	—	6,384	1,588	4,796	24.9
Change in fair value of contingent consideration(6)	(2,650)	—	(2,650)	(659)	(1,991)	(24.9)
Changes in cash surrender value and gains on life insurance policies	—	(741)	(741)	—	(741)	—
Tax expense from vested RSUs	—	—	—	(992)	992	—
Non-GAAP amounts	$62,309	$(4,345)	$57,964	$14,816	$43,148	25.6%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Adjusted EBITDA is used for business planning and as a key performance measure, particularly because it excludes certain significant expenses resulting from strategic decisions or other factors rather than core daily operations, such as amortization of acquired intangibles and software of the Asset-Light segment, asset impairment charges, and changes in the fair value of contingent consideration. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income (loss), which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income tax provision (benefit), and net income (loss) are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2026	2025	2026	2025

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA
Net Income (Loss)	$(13,824)	$25,809	$(14,861)	$28,940
Interest and other related financing costs	3,391	2,956	7,679	5,711
Income tax provision (benefit)	(7,132)	10,159	(7,429)	11,202
Depreciation and amortization(10)	44,681	40,926	88,985	80,890
Amortization of share-based compensation	2,602	3,779	4,720	6,162
Asset impairment charges(3)	85,266	—	85,266	—
Change in fair value of contingent consideration(6)	—	(2,650)	—	(2,650)
Consolidated Adjusted EBITDA	$114,984	$80,979	$164,360	$130,255

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA non-GAAP table.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2026	2025	2026	2025

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA
Operating Income (Loss)	$(31,348)	$591	$(31,117)	$(3,789)
Depreciation and amortization(10)	3,881	4,605	7,891	9,223
Asset impairment charges(3)	34,503	—	34,503	—
Change in fair value of contingent consideration(6)	—	(2,650)	—	(2,650)
Asset-Light Adjusted EBITDA	$7,036	$2,546	$11,277	$2,784

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents $50.8 million in asset impairment charges related to the write-off of certain freight movement system assets associated with Vaux. Also represents $25.7 million in noncash asset impairment charges to write off the Panther trade name as part of a strategic brand consolidation decision within Asset-Light’s operations and $8.8 million in lease-related impairment charges for certain Asset-Light office space.
4)	Represents restructuring charges for the realignment of the Company’s organizational structure as previously announced.
5)	Represents the gain on a service center sale within the Asset-Based operations.
6)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
7)	For the three and six months ended June 30, 2026, ArcBest reported a net loss on a GAAP basis and reported net income on a non-GAAP basis. The average common shares outstanding used to calculate non-GAAP diluted earnings per share for the 2026 periods were adjusted to include unvested restricted stock awards, which were excluded from the calculation of GAAP diluted earnings per share due to the net loss.

	Three Months Ended	Six Months Ended
	June 30, 2026	June 30, 2026
Average Common Shares Outstanding
Diluted shares on GAAP basis	22,348,772	22,344,449
Effect of unvested restricted stock awards	134,670	143,673
Non-GAAP diluted shares	22,483,442	22,488,122

8)	Non-GAAP amounts are calculated in total and may not equal the sum of GAAP amounts and non-GAAP adjustments due to rounding.
9)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
10)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2026	2025	% Change	2026	2025	% Change

	(Unaudited)
Asset-Based

Workdays	63.5	63.5		126.0	126.5

Tonnage / Day	12,240	11,666	4.9%	11,697	11,068	5.7%

Shipments / Day	20,456	21,051	(2.8%)	20,151	20,274	(0.6%)

Billed Revenue(1) / Shipment	$605.24	$537.94	12.5%	$570.18	$534.37	6.7%

Billed Revenue(1) / CWT	$50.58	$48.54	4.2%	$49.11	$48.94	0.3%

Weight / Shipment	1,197	1,108	8.0%	1,161	1,092	6.3%

Shipments / DSY hour	0.438	0.451	(3.0%)	0.439	0.449	(2.3%)

Average Length of Haul (Miles)	1,135	1,131	0.4%	1,130	1,128	0.2%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Six Months Ended
	June 30, 2026	June 30, 2026

	(Unaudited)
Asset-Light

Shipments / Day	14.6%	12.1%

Revenue / Shipment	12.0%	4.7%

Shipments / Employee / Day	35.3%	30.6%

###